Exhibit 99.1
hhgregg Announces Fourth Fiscal Quarter and Full Year Operating Results
Fourth Quarter Summary

•	Net sales decreased 9.8% to $485.6 million

•	Comparable store sales decreased 10.0%

•	Net loss per diluted share was $0.91, compared to net loss per diluted share of $0.25 in the prior year

•	Net loss per diluted share, as adjusted, was $0.47, compared to net loss per diluted share, as adjusted, of $0.17 in the prior year

INDIANAPOLIS, May 15, 2015 - hhgregg, Inc. (NYSE: HGG):

	Three Months Ended March 31,		Twelve Months Ended March 31,
(unaudited, dollar amounts in thousands, except per share data)	2015	2014	2015	2014
Net sales	$485,603	$538,280	$2,129,374	$2,338,570
Net sales % decrease	(9.8)%	(9.9)%	(8.9)%	(5.5)%
Comparable store sales % decrease (1)	(10.0)%	(9.9)%	(9.2)%	(7.3)%
Gross profit as % of net sales	28.6%	28.3%	28.5%	28.4%
Gross profit as % of net sales, as adjusted (2)	28.6%	28.7%	28.5%	28.5%
SG&A as % of net sales	24.7%	22.6%	22.9%	21.1%
SG&A as % of net sales, as adjusted (2)	24.7%	22.3%	22.9%	21.0%
Net advertising expense as % of net sales	6.1%	5.7%	6.0%	5.3%
Depreciation and amortization expense as % of net sales	1.8%	2.0%	1.9%	1.8%
(Loss) income from operations as % of net sales	(5.1)%	(2.1)%	(4.7)%	0.1%
(Loss) income from operations as % of net sales, as adjusted (2)	(4.0)%	(1.4)%	(2.4)%	0.3%
Net interest expense as % of net sales	0.1%	0.1%	0.1%	0.1%
Net (loss) income	$(25,228)	$(7,239)	$(132,746)	$228
Net (loss) income, as adjusted (2)	$(13,056)	$(4,846)	$(37,516)	$2,807
Net (loss) income per diluted share	$(0.91)	$(0.25)	$(4.72)	$0.01
Net (loss) income per diluted share, as adjusted (2)	$(0.47)	$(0.17)	$(1.33)	$0.09
Weighted average shares outstanding - diluted	27,663,764	28,963,481	28,129,596	30,683,989
Number of stores open at the end of the period			228	228

(1)
Comprised of net sales of stores in operation for at least 14 full months, including remodeled and relocated stores, as well as net sales for the Company’s website. Stores that are closed are excluded from the calculation the month before closing.

(2)
Fiscal 2015 amounts are adjusted to exclude the impact of establishing a valuation allowance for deferred tax assets and fixed asset impairment charges. Fiscal 2014 amounts are adjusted to exclude expense from the write down of inventory for the exit from the contract-based mobile phone business, the write-off of store fixtures associated with the Company’s changing product mix and impairment charges. See the attached reconciliation of non-GAAP measures.

Dennis May, President and Chief Executive Officer, commented, “Our fourth quarter results were challenging, however, I am pleased with the significant progress we have made on our transformational efforts. Our top fiscal 2016 initiatives are centered on improving our cost structure through the optimization of our marketing dollars, the reduction of our operating expenses and more efficiently managing our working capital, along with reversing our negative sales trends.” May continued, “On the expense side, we have identified over $50 million of savings. These savings are inclusive of both marketing and operating expenses. We plan to reduce and re-invest advertising dollars to more effective channels, further reducing our reliance on print media. Additionally, we have identified several areas throughout the company where we believe we can be more efficient with our spend. In addition to operating expenses, we will also be working to selectively rationalize our footprint and work to free up working capital through inventory optimization. From a top-line perspective, we will continue to expand our Fine Lines departments within the appliance category given the strong results we are seeing from our Fine Lines business, continue to focus on sales of larger screen 4K TV’s, and continue to refine our offerings within our other categories. We remain confident that through the combination of our savings and revenue initiatives, we will return to positive adjusted EBITDA in fiscal year 2016.”
HIGHLIGHTS FOR THE FOURTH QUARTER
Revenue Highlights
Our revenue performance in the quarter was driven primarily by a comparable store sales decline. Net sales mix and comparable store sales percentage changes by product category for the three-, and 12-month periods ended March 31, 2015 and 2014 were as follows:

	Net Sales Mix Summary				Comparable Store Sales Summary
	Three Months Ended March 31,		Twelve Months Ended March 31,		Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014	2015	2014	2015	2014
Appliances	51%	48%	51%	47%	(5.0)%	0.5%	(3.1)%	3.0%
Consumer electronics (1)	38%	38%	37%	38%	(9.8)%	(18.9)%	(10.9)%	(18.8)%
Computers and tablets	6%	8%	7%	10%	(37.6)%	(22.6)%	(34.0)%	(14.7)%
Home products (2)	5%	6%	5%	5%	(12.5)%	(0.4)%	(4.7)%	35.8%
Total	100%	100%	100%	100%	(10.0)%	(9.9)%	(9.2)%	(7.3)%

(1)	Primarily consists of televisions, audio, personal electronics and accessories.

(2)	Primarily consists of furniture and mattresses.

Our comparable store sales drivers for the three months ended March 31, 2015 are summarized below:

	Comparable Store Sales	Comparable Store Sales Excluding Mobile and Fitness	Average Selling Price	Sales Volume
Appliances	(5.0)%	(5.0)%	Decrease	Decrease
Consumer electronics (1)	(9.8)%	(9.8)%	Increase	Decrease
Computers and tablets	(37.6)%	(33.4)%	Decrease	Decrease
Home products (2)	(12.5)%	(2.6)%	Increase	Decrease
Total	(10.0)%	(9.0)%

(1)	Primarily consists of televisions, audio, personal electronics and accessories.

(2)	Primarily consists of furniture and mattresses.
Gross Margin Highlights
Our gross profit margin was reasonably stable in the fourth quarter. On a reported basis, our gross profit margin, expressed as gross profit as a percentage of net sales, increased approximately 27 basis points for the three month period ended March 31, 2015 to 28.6% from 28.3% for the comparable prior year period. On an adjusted basis, our gross profit margin decreased by 10 basis points.

•	In the three month period ended March 31, 2014, we incurred an approximately $1.7 million charge related to the write down of inventory for the exit from the contract-based mobile phone business.

•
In the three month period ended March 31, 2015, our slight decrease in gross profit margin, as adjusted, for the period was a result of decreases in gross profit margin rates for the appliances and consumer electronics categories, partially offset by a favorable product sales mix shift.

Expense Management Highlights
We continue to manage our cost structure to more closely align with our lower sales levels and to enhance our ability to reverse our recent sales trends and to position our company for growth.

•
Selling, general and administrative expense (“SG&A”) in the three month period ended March 31, 2014 includes a $1.9 million charge for the write-off of store fixtures associated with the Company’s changing product mix.

•	The increase in SG&A as a percentage of net sales to 24.7% from 22.3% for the comparable prior period was a result of:

▪	62 basis point increase in bank transactions fees associated with higher cost financing options offered to the customer and higher private label credit card penetration;

▪	41 basis point increase in occupancy costs due to the deleveraging effect of our net sales decline;

▪
32 basis point increase, or $1.6 million, in consulting expenses to assist in rationalizing our marketing spend, optimizing our logistics network and accelerating our transformation efforts. The impact of these expenses was $0.06 of net loss per diluted share;

▪	16 basis point increase in product services from a higher percentage of home delivery; and

▪	increases in other SG&A expenses as a percentage of net sales primarily due to the deleveraging effect of the net sales decline.

•
The increase in net advertising expense as a percentage of net sales was primarily due to the deleveraging effect of the net sales decline. We plan to reduce advertising spend and rebalance our spending among the different advertising mediums in the future.

HIGHLIGHTS FOR THE FISCAL YEAR
Revenue Highlights
Our revenue performance for the year was driven primarily by our comparable store sales decline.
Our comparable store sales drivers for the fiscal year 2015 are summarized below:

	Comparable Store Sales	Comparable Store Sales Excluding Mobile and Fitness	Average Selling Price	Sales Volume
Appliances	(3.1)%	(3.1)%	Decrease	Decrease
Consumer electronics (1)	(10.9)%	(10.9)%	Increase	Decrease
Computers and tablets	(34.0)%	(28.6)%	Decrease	Decrease
Home products (2)	(4.7)%	0.5%	Increase	Decrease
Total	(9.2)%	(8.3)%

(1)	Primarily consists of televisions, audio, personal electronics and accessories.

(2)	Primarily consists of furniture and mattresses.
Gross Margin Highlights
Our gross profit margin for the fiscal year 2015 was in line with fiscal year 2014. On a reported basis, our gross profit margin, expressed as gross profit as a percentage of net sales, increased slightly for fiscal year 2015 to 28.5% from 28.4% for fiscal year 2014. On an adjusted basis, our gross profit margin did not change from the prior year.

•	For fiscal 2014, we incurred an approximately $1.7 million charge related to the write down of inventory for the exit from the contract-based mobile phone business.

•
For fiscal year 2015, we experienced a favorable sales mix shift to product categories with higher gross profit margin rates and an increase in gross profit margin for the video category due to an increase in sales of larger screen and more premium featured televisions, offset by a decrease in gross profit margin rates across the remaining categories.

Expense Management Highlights
Throughout the year, we had an unrelenting focus on managing our cost structure to more closely align with our lower sales levels. We did this while simultaneously working on initiatives to enhance our ability to reverse our comparable store sales trends and to position our company for growth.

•	SG&A in fiscal 2014 includes a $1.9 million charge for the write-off of store fixtures associated with the Company’s changing product mix.

•	The increase in SG&A as a percentage of net sales was a result of:

◦	43 basis point increase in occupancy costs as a percentage of net sales due to the deleveraging effect of the net sales decline;

◦	26 basis point increase in bank transactions fees associated with higher cost financing options to the customer and higher private label credit card penetration;

◦	19 basis point increase in product services from a higher percentage of home delivery;

◦
18 basis point increase, or $3.2 million, in consulting expenses to assist in rationalizing our marketing spend, optimizing our logistics network and accelerating our transformation efforts. The impact of these expenses was $0.11 of net loss per diluted share; and

◦	Increases in other SG&A expenses primarily due to the deleveraging effect of the net sales decline.

•
The increase in net advertising expense as a percentage of net sales was primarily due to the deleveraging effect of the net sales decline and less vendor support due to programs being based on a percentage of sales. We plan to reduce advertising spend and rebalance our spending among the different advertising mediums in fiscal 2016.

Asset Impairment and Other Charges
During three month period ended March 31, 2015, we recorded $4.9 million of pre-tax, non-cash charges related to impairment of property, plant and equipment. For the 2015 fiscal year, our total pre-tax, non-cash impairment was $47.9 million.
During fiscal year 2014, we recorded $4.3 million ($2.6 million after-tax) of charges related to the write down of inventory for the planned exit from the contract-based mobile phone business, the write-off of store fixtures associated with changing our product mix and the impairment of one store. We fully exited the contract-based mobile phone business in the first quarter of fiscal 2015.
There were no charges associated with our exit of the fitness equipment business, which took place in the third quarter of fiscal 2015.
Tax Valuation Allowance
During the three-month period ended March 31, 2015, we recorded an increase in our valuation allowance of $9.2 million. For the fiscal year 2015, we recorded $66.1 million of non-cash charges to establish a full valuation allowance on our deferred tax assets. This reduced the net deferred tax assets of the Company to zero.
We evaluate our deferred income tax assets and liabilities quarterly to determine whether or not a valuation allowance is necessary. The establishment of valuation allowances requires significant judgment and is impacted by various estimates. A significant piece of negative evidence that we consider is cumulative losses in recent periods. Such evidence is a significant piece of objective negative evidence that is difficult to overcome. While the Company believes positive evidence exists with regard to the realizability of these deferred tax assets, it is not considered sufficient to outweigh the objectively verifiable negative evidence. The significant negative evidence of our losses generated before income taxes and the unfavorable shift in our business could not be overcome by considering other sources of taxable income in recent periods, which included tax planning strategies. The full valuation allowance will remain until there exists significant objective positive evidence, such as sustained achievement of cumulative profits.

Stock Repurchase Plan
During the three months ended March 31, 2015, the Company did not repurchase any shares. During the fiscal year ended March 31, 2015, the Company repurchased 0.8 million shares for $5.3 million at an average price of $6.32 per share. The shares were repurchased under the Company’s $40 million share repurchase program that was authorized by the Company’s Board of Directors on May 20, 2014 and expires on May 20, 2015. As of March 31, 2015, the Company had available approximately $34.7 million authorized to repurchase shares of common stock under the current share repurchase program.

Teleconference and Webcast
The Company will be conducting a conference call to discuss operating results for the three and 12 month periods ended March 31, 2015, on Friday, May 15, 2015 at 9:00 a.m. (Eastern Time). Our call will be hosted by Dennis May, our President and CEO, Robert Riesbeck, our CFO, and Andrew Giesler, our SVP of Finance.
Interested investors and other parties may listen to a simultaneous web cast of the conference call by logging onto our website at www.hhgregg.com. The on-line replay will be available for a limited time immediately following the call. The call can also be accessed live over the phone by dialing (877) 304-8963. Callers should reference the hhgregg earnings call.
Non-GAAP to GAAP Reconciliation
Attached is a reconciliation of non-GAAP measures used in this earnings release including gross profit to gross profit, as adjusted, net (loss) income to net (loss) income, as adjusted and diluted net (loss) income per share to diluted net (loss) income per share, as adjusted, and SG&A to SG&A, as adjusted. The Company has adjusted these measures in order to reflect the results of operations going forward by excluding the impact of certain charges related to establishing a valuation allowance for deferred tax assets, the exit of the contract-based mobile phone business, asset write-offs due to the product mix shift and fixed asset impairments. Definitions and reconciliations of non-GAAP financial measures that will be discussed on the hhgregg investor earnings call, including gross profit, as adjusted, net (loss) income, as adjusted, diluted net (loss) income per share, as adjusted, and SG&A, as adjusted, can be found at www.hhgregg.com on the investor relations page.
About hhgregg
hhgregg is an appliance, electronics and furniture retailer that is committed to providing customers with a truly differentiated purchase experience through superior customer service, knowledgeable sales associates and the highest quality product selections. Founded in 1955, hhgregg is a multi-regional retailer currently with 226 stores in 20 states that also offers market-leading global and local brands at value prices nationwide via hhgregg.com.
Forward Looking Statements
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements, including with respect to the Company’s financial performance, ability to manage costs, innovation in the video industry, the impact and amount of non-cash charges, and shifts in the Company’s sales mix. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg’s expectations are: the ability to successfully execute its strategies and initiatives, particularly in the sales mix shift and consumer electronics category; its ability to maintain a positive brand perception and recognition; the failure of manufacturers to introduce new products and technologies; competition in existing, adjacent and new metropolitan markets; its ability to maintain the security of customer, associate and Company information; its ability to roll out new financing offers to customers; its ability to effectively manage and monitor its operations, costs and service quality; its ability to maintain and upgrade its information technology systems; its ability to maintain and develop multi-channel sales and marketing strategies; competition from internet retailers; its ability to meet delivery schedules; the effect of general and regional economic and employment conditions on its net sales; its ability to attract and retain qualified sales personnel; its ability to meet financial performance guidance; its ability to generate sufficient cash flows to recover the fair value of long-lived assets and recognize deferred tax assets; its reliance on a small number of suppliers; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; changes in legal and/or trade regulations, currency fluctuations and prevailing interest rates and the potential for litigation.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K filed May 15, 2015.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Andy Giesler, Senior Vice President of Finance
investorrelations@hhgregg.com
(317) 848-8710

HHGREGG, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED MARCH 31, 2015 AND 2014
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
	(In thousands, except share and per share data)
Net sales	$485,603	$538,280	$2,129,374	$2,338,570
Cost of goods sold	346,651	385,736	1,523,536	1,674,031
Gross profit	138,952	152,544	605,838	664,539
Selling, general and administrative expenses	120,127	121,892	488,391	493,950
Net advertising expense	29,638	30,780	128,826	124,179
Depreciation and amortization expense	8,840	10,891	40,200	43,120
Asset impairment charges	4,882	303	47,869	613
(Loss) income from operations	(24,535)	(11,322)	(99,448)	2,677
Other expense (income):
Interest expense	678	609	2,600	2,465
Interest income	(9)	(1)	(63)	(10)
Total other expense	669	608	2,537	2,455
(Loss) income before income taxes	(25,204)	(11,930)	(101,985)	222
Income tax expense (benefit)	24	(4,691)	30,761	(6)
Net (loss) income	$(25,228)	$(7,239)	$(132,746)	$228
Net (loss) income per share
Basic	$(0.91)	$(0.25)	$(4.72)	$0.01
Diluted	$(0.91)	$(0.25)	$(4.72)	$0.01
Weighted average shares outstanding-basic	27,663,764	28,963,481	28,129,596	30,209,928
Weighted average shares outstanding-diluted	27,663,764	28,963,481	28,129,596	30,683,989

HHGREGG, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED MARCH 31, 2015 AND 2014
(AS A PERCENTAGE OF NET SALES)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	March 31, 2015	March 31, 2014	March 31, 2015	March 31, 2014
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	71.4	71.7	71.5	71.6
Gross profit	28.6	28.3	28.5	28.4
Selling, general and administrative expenses	24.7	22.6	22.9	21.1
Net advertising expense	6.1	5.7	6.0	5.3
Depreciation and amortization expense	1.8	2.0	1.9	1.8
Asset impairment charges	1.0	0.1	2.2	—
(Loss) income from operations	(5.1)	(2.1)	(4.7)	0.1
Other expense (income):
Interest expense	0.1	0.1	0.1	0.1
Interest income	—	—	—	—
Total other expense	0.1	0.1	0.1	0.1
(Loss) income before income taxes	(5.2)	(2.2)	(4.8)	—
Income tax expense(benefit)	—	(0.9)	1.4	—
Net (loss) income	(5.2)%	(1.3)%	(6.2)%	0.0%
Certain percentage amounts do not sum due to rounding

HHGREGG, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2015 AND 2014
(UNAUDITED)

	2015	2014
	(In thousands, except share data)
Assets
Current assets:
Cash	$30,401	$48,164
Accounts receivable—trade, less allowances of $19 and $132, respectively	11,901	15,121
Accounts receivable—other	16,715	16,467
Merchandise inventories, net	257,469	298,542
Prepaid expenses and other current assets	6,581	6,694
Income tax receivable	5,326	1,380
Deferred income taxes	—	6,220
Total current assets	328,393	392,588
Net property and equipment	128,107	193,882
Deferred financing costs, net	1,796	2,334
Deferred income taxes	6,489	35,182
Other assets	2,844	1,977
Total long-term assets	139,236	233,375
Total assets	$467,629	$625,963
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$112,143	$140,806
Customer deposits	48,742	41,518
Accrued liabilities	46,723	50,898
Deferred income taxes	6,489	—
Income tax payable	—	122
Total current liabilities	214,097	233,344
Long-term liabilities:
Deferred rent	67,935	73,493
Other long-term liabilities	12,009	11,992
Total long-term liabilities	79,944	85,485
Total liabilities	294,041	318,829
Stockholders’ equity:
Preferred stock, par value $.0001; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2015 and March 31, 2014, respectively	—	—
Common stock, par value $.0001; 150,000,000 shares authorized; 41,161,753 and 41,121,390 shares issued; and 27,665,071 and 28,460,218 outstanding as of March 31, 2015 and March 31, 2014, respectively	4	4
Additional paid-in capital	301,680	297,199
Retained earnings	22,132	154,878
Common stock held in treasury at cost, 13,496,682 and 12,661,172 shares as of March 31, 2015 and March 31, 2014, respectively	(150,228)	(144,947)
Total stockholders’ equity	173,588	307,134
Total liabilities and stockholders’ equity	$467,629	$625,963

HHGREGG, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 2015 AND 2014
(UNAUDITED)

	2015	2014
	(In thousands)
Cash flows from operating activities:
Net (loss) income	$(132,746)	$228
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	40,200	43,120
Amortization of deferred financing costs	538	604
Stock-based compensation	4,623	4,428
Excess tax deficiency from stock based compensation	—	849
Loss on sales of property and equipment	252	1,646
Deferred income taxes	41,402	(392)
Asset impairment charges	47,869	613
Tenant allowances received from landlords	986	2,705
Changes in operating assets and liabilities:
Accounts receivable—trade	3,220	9,150
Accounts receivable—other	384	2,407
Merchandise inventories	41,073	17,020
Income tax receivable	(3,946)	(815)
Prepaid expenses and other assets	(108)	(1,066)
Accounts payable	(26,882)	6,125
Customer deposits	7,224	3,476
Income tax payable	(122)	(2,023)
Accrued liabilities	(4,317)	1,476
Deferred rent	(7,176)	(7,115)
Other long-term liabilities	289	215
Net cash provided by operating activities	12,763	82,651
Cash flows from investing activities:
Purchases of property and equipment	(22,522)	(22,257)
Proceeds from sales of property and equipment	45	217
Purchases of corporate-owned life insurance	(646)	(684)
Net cash used in investing activities	(23,123)	(22,724)
Cash flows from financing activities:
Purchases of treasury stock	(5,281)	(49,145)
Proceeds from exercise of stock options	—	5,814
Excess tax deficiency from stock-based compensation	—	(849)
Net decrease in bank overdrafts	—	(11,506)
Net repayments on inventory financing facility	(2,122)	(3,723)
Payment of financing costs	—	(946)
Net cash used in financing activities	(7,403)	(60,355)
Net decrease in cash and cash equivalents	(17,763)	(428)
Cash and cash equivalents
Beginning of period	48,164	48,592
End of period	$30,401	$48,164
Supplemental disclosure of cash flow information:
Interest paid	$2,085	$1,881
Income taxes (received) paid	$(6,411)	$3,418
Capital expenditures included in accounts payable	$1,409	$1,068

We believe that the non-GAAP measures described below provide meaningful information to assist shareholders in understanding our financial results and assessing our prospects for future performance. Management believes gross profit, as adjusted, adjusted net (loss) income, adjusted diluted net (loss) income per share, SG&A, as adjusted, EBITDA and Adjusted EBITDA are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management makes standard adjustments for items such as non-cash asset impairments and valuation allowance on deferred tax assets, as well as adjustments for other items that may arise during the period and have a meaningful impact on comparability.

The below information provides reconciliations from gross profit, net (loss) income, and SG&A expense, the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), to non-GAAP financial measures. The Company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the earnings release. The non-GAAP financial measures in the accompanying earnings release may differ from similar measures used by other companies.

HHGREGG, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF GROSS PROFIT, AS ADJUSTED
(UNAUDITED)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(Amounts in thousands)	2015	2014	2015	2014
Gross profit as reported	$138,952	$152,544	$605,838	$664,539
Gross profit as % of net sales	28.6%	28.3%	28.5%	28.4%
Adjustments to gross profit:
Mobile inventory write-down	—	1,740	—	1,740
Gross profit, as adjusted	$138,952	$154,284	$605,838	$666,279
Gross profit as % of net sales, as adjusted	28.6%	28.7%	28.5%	28.5%
We have presented gross profit, as adjusted to exclude the impact of certain non-recurring charges related to the exit of the contract-based mobile phone business as we believe that these transactions do not reflect our core business. We also believe that gross profit, as adjusted provides a better year-over-year comparison and will be used by analysts, investors and other interested parties in the evaluation of our company to other companies in our industry. Gross profit, as adjusted is not a measure of performance under GAAP and should not be considered as a substitute for gross profit prepared in accordance with GAAP. Gross profit, as adjusted has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of gross profit as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using gross profit, as adjusted only as a supplement.

HHGREGG, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF NET (LOSS) INCOME, AS ADJUSTED AND
DILUTED NET (LOSS) INCOME PER SHARE, AS ADJUSTED
(UNAUDITED)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(Amounts in thousands, except share data)	2015	2014	2015	2014
Net (loss) income as reported	$(25,228)	$(7,239)	$(132,746)	$228
Adjustments to net (loss) income:
Asset impairment charges	4,882	303	47,869	613
Valuation allowance for deferred tax assets	9,243	—	66,122	—
Mobile inventory write-down	—	1,740	—	1,740
Mobile fixed assets write-off	—	1,114	—	1,114
Product mix fixed assets write-off	—	831	—	831
Tax impact of adjustments to net (loss) income (1)	(1,953)	(1,595)	(18,761)	(1,719)
Net (loss) income, as adjusted	$(13,056)	$(4,846)	$(37,516)	$2,807
Weighted average shares outstanding – Diluted	27,663,764	28,963,481	28,129,596	30,683,989
Diluted net (loss) income per share as reported	$(0.91)	$(0.25)	$(4.72)	$0.01
Tax adjusted impact of above adjustments (1)	$0.44	$0.08	$3.39	$0.08
Diluted net (loss) income per share, as adjusted	$(0.47)	$(0.17)	$(1.33)	$0.09

(1)	Amounts may not recalculate due to rounding.
We have presented net (loss) income, as adjusted and net (loss) income per diluted share, as adjusted to exclude the impact of certain non-recurring charges related to asset impairment charges, the valuation allowance for deferred tax assets, the exit of the contract-based mobile phone business and asset write-offs due to the product mix shift as we believe that these transactions do not reflect our core business. We also believe that net (loss) income, as adjusted and net (loss) income per diluted share, as adjusted provide better year-over-year comparisons and will be used by analysts, investors and other interested parties in the evaluation of our company to other companies in our industry. Net (loss) income, as adjusted and net (loss) income per diluted share, as adjusted are not measures of performance under GAAP and should not be considered as a substitute for net (loss) income or net (loss) income per diluted share prepared in accordance with GAAP. Net (loss) income, as adjusted and net (loss) income per diluted share, as adjusted, have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using net (loss) income, as adjusted, and net (loss) income per diluted share, as adjusted only as a supplement.

HHGREGG, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF SG&A EXPENSES, AS ADJUSTED
(UNAUDITED)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(Amounts in thousands)	2015	2014	2015	2014
SG&A expenses as reported	$120,127	$121,892	$488,391	$493,950
SG&A as % of net sales	24.7%	22.6%	22.9%	21.1%
Adjustments to SG&A expenses:
Mobile fixed assets write-off	—	1,114	—	1,114
Product mix fixed assets write-off	—	831	—	831
SG&A expenses, as adjusted	$120,127	$119,947	$488,391	$492,005
SG&A as % of net sales, as adjusted	24.7%	22.3%	22.9%	21.0%
We have presented SG&A expenses, as adjusted to exclude the impact of certain non-recurring charges related to the exit of the contract-based mobile phone business and asset write-offs due to the product mix shift as we believe that these transactions do not reflect our core business. We also believe that SG&A expenses, as adjusted provide a better year-over-year comparison and will be used by analysts, investors and other interested parties in the evaluation of our company to other companies in our industry. SG&A expenses, as adjusted is not a measure of performance under GAAP and should not be considered as a substitute for SG&A expenses prepared in accordance with GAAP. SG&A expenses, as adjusted, has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using SG&A expenses, as adjusted only as a supplement.

HHGREGG, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(Amounts in thousands)	2015	2014	2015	2014
Net (loss) income as reported	$(25,228)	$(7,239)	$(132,746)	$228
Adjustments:
Depreciation and amortization	8,840	10,891	40,200	43,120
Interest expense, net	669	608	2,537	2,455
Income tax expense	24	(4,691)	30,761	(6)
EBITDA	$(15,695)	$(431)	$(59,248)	$45,797

Non-cash asset impairment charges	4,882	303	47,869	613
Mobile inventory write-down	$—	$1,740	$—	$1,740
Mobile fixed assets write-off	$—	$1,114	$—	$1,114
Product mix fixed assets write-off	$—	$831	$—	$831
Adjusted EBITDA	$(10,813)	$3,557	$(11,379)	$50,095

EBITDA represents net (loss) income before income tax expense, interest income, interest expense, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, without giving effect to asset impairment charges, the exit of the contract-based mobile phone business and asset write-offs due to the product mix shift. We have presented Adjusted EBITDA because we believe that the exclusion of these non-recurring items are necessary to provide the most accurate and consistent measure of our core operating results and as a means to analyze period-to-period changes in operating results.We have presented EBITDA and Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. Management uses EBITDA and Adjusted EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. EBITDA and Adjusted EBITDA are not a measure of performance under generally accepted accounting principles (GAAP) and should not be considered as a substitute for net (loss) income prepared in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider these in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of EBITDA and Adjusted EBITDA measures are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect interest expense or the cash requirements necessary to service interest payments on our debt;

•	EBITDA and Adjusted EBITDA do not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

•
Although depreciation and amortization are non-cash charges, the asset being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

•
Although asset impairment charges are non-cash, the asset being impaired will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only as a supplement.

HHGREGG, INC. AND SUBSIDIARIES
Store Count by Quarter for Fiscal Years 2013, 2014 and 2015
(Unaudited)

	FY2013				FY2014				FY2015
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Beginning Store Count	208	210	223	228	228	228	228	228	228	229	228	228
Store Openings	2	13	5	—	—	—	—	—	1	—	—	—
Store Closures	—	—	—	—	—	—	—	—	—	(1)	—	—
Ending Store Count	210	223	228	228	228	228	228	228	229	228	228	228
Note: hhgregg, Inc.’s fiscal year is comprised of four quarters ending June 30th, September 30th, December 31st and March 31st.